Exhibit 99.8

Going International Holding Company Limited

AUDIT COMMITTEE CHARTER

(Adopted by the Board of Directors of Going International Holding Company Limited (the “Company”), a Cayman Islands company, on July 14, 2023, effective upon the effectiveness of the Company’s registration statements on Form F-1 relating to the Company’s initial public offering)

I.	PURPOSE

The purposes of the Audit Committee (the “Committee”) of the Board of Directors (the “ Board”) of the Company is to assist the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries, including, without limitation, the Board’s oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s independent auditors’ qualifications and independence, and (iv) the performance of the Company’s independent auditors and the Company’s internal audit function.

II.	MEMBERSHIP

The Committee shall consist of three or more directors as determined from time to time by the Board on the recommendation of the Nominating and Corporate Governance Committee. Each member of the Committee shall be qualified to serve on the Committee pursuant to Rule 10A-3 under the Securities Exchange Act of 1934, as amended (including the exemptions thereunder), the requirements of the Nasdaq Stock Market and any additional requirements that the Board deems appropriate.

The chairperson of the Committee shall be designated by the Board. Any vacancy on the Committee shall be filled by the Board. No member of the Committee shall be removed except by the Board.

Each member of the Committee must be financially literate, as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee. In addition, at least one member of the Committee must be designated by the Board to be the “audit committee financial expert”, as defined by the U.S. Securities and Exchange Commission (“SEC”) pursuant to the Sarbanes-Oxley Act of 2002 (the “Act”).

III.	PROCEDURES AND ADMINISTRATION

(a)	Meetings. The Committee shall meet as often as it determines necessary to carry out its duties and responsibilities, but no less frequently than once every fiscal quarter. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee should meet separately with (i) management, (ii) the person in charge of the Company’s internal auditing department or other personnel responsible for the internal audit function and (iii) the Company’s independent auditors, in each case to discuss any matters that the Committee or any of the above persons or firms believe warrant the Committee’s attention. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum. The Committee shall maintain minutes of its meetings and records relating to those meetings.

(b)	Reports to Board. The Committee shall report regularly to the Board.

(c)	Charter. At least annually, the Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

(d)	Administrative Expenses. The Committee is empowered, without further action by the Board, to cause the Company to pay the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

(e)	Annual Self-evaluation. At least annually, the Committee shall evaluate its own performance.

IV.	DUTIES AND RESPONSIBILITIES

In carrying out its duties and responsibilities, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best address, react or respond to changing circumstances or conditions. The following duties and responsibilities are within the authority of the Committee, and the Committee shall, consistent with and subject to applicable law and rules and regulations promulgated by the SEC, the Nasdaq Stock Market or any other applicable regulatory authority, carry out its duties and responsibilities set out below:

Selection, Evaluation, and Oversight of the Auditors

(a)	Selection. Be directly responsible for the appointment, compensation, evaluation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such registered public accounting firm must report directly to the Committee (the registered public accounting firm engaged for the purpose of preparing or issuing an audit report for inclusion in the Company’s Annual Report on Form 20-F is referred to herein as the “independent auditors”).

(b)	Pre-approval of Services. Review and, in its sole discretion, approve in advance the Company’s independent auditors’ annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Act and the SEC rules and regulations promulgated thereunder, all permitted non-audit engagements and relationships between the Company and such independent auditors (which approval should be made after receiving input from the Company’s management, if desired). Approval of audit and permitted non-audit services will be made by the Committee or by one or more members of the Committee as shall be designated by the Committee or the chairperson of the Committee and the person(s) granting such approval shall report such approval to the Committee at the next scheduled meeting.

(c)	Performance. Review the performance of the Company’s independent auditors, including the lead partner and reviewing partner of the independent auditors, and, in its sole discretion, make decisions regarding the replacement or termination of the independent auditors when circumstances warrant.

(d)	Independence. Evaluate the independence of the Company’s independent auditors by, among other things:

(i)	obtaining and reviewing a report from the Company’s independent auditors delineating all relationships between the independent auditors and the Company, including the written disclosures and the letter from the independent auditors pursuant to applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding the independent auditors’ communications with the Committee concerning independence;

(ii)	discussing with the Company’s independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

(iii)	taking, or recommending that the Board take, appropriate action to oversee the independence of the Company’s independent auditors;

(iv)	monitoring compliance by the Company’s independent auditors with the audit partner rotation requirements contained in the Act and the rules and regulations promulgated by the SEC thereunder;

(v)	monitoring compliance by the Company of the employee conflict of interest requirements contained in the Act and the rules and regulations promulgated by the SEC thereunder; and

(vi)	discussing with the independent auditors to confirm that audit partner compensation is consistent with applicable SEC rules.

(e)	Quality-Control Report. At least annually, the Committee shall obtain and review a report by the independent auditors describing (i) the registered public accounting firm’s internal quality control procedures, and (ii) any material issues raised by the most recent internal quality control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues;

(f)	Compensation. The Committee shall be directly responsible for setting the compensation of the independent auditors. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of the independent auditors established by the Committee; and

(g)	Oversight. The independent auditors shall report directly to the Committee, and the Committee shall be directly responsible for oversight of the work of the independent auditors. In connection with its oversight role, the Committee shall, from time to time as appropriate receive and consider the reports required to be made by the independent auditors and review with the independent auditors (i) any audit problems or difficulties and management’s response, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management, (ii) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (iii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (iv) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

Oversight of Annual Audit and Quarterly Reviews

(a)	Audit Plan. Review and discuss with the independent auditors their annual audit plan, including the timing and scope of audit activities, and monitor such plan’s progress and results during the year;

(b)	Audited Financial Statements. Review and discuss with management, the independent auditors and the Company’s internal auditing department the Company’s audited financial statements, including reviewing the Company’s specific disclosures under “Operating and Financial Review and Prospects” and the following information which is required to be reported by the independent auditor:

(i)	all critical accounting policies and practices to be used;

(ii)	all alternative treatments of financial information that have been discussed by the independent auditors and management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors;

(iii)	all other material written communications between the independent auditors and management, such as any management letter and any schedule of unadjusted differences; and

(iv)	any material financial arrangements of the Company which do not appear on the financial statements of the Company.

The Committee shall consider whether it will recommend to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 20-F.

(c)	Independent Auditors Review of Interim Financial Statements. The Committee shall meet to review and discuss with the Company’s management and the independent auditors the Company’s quarterly financial statements. The Committee shall discuss with the independent auditors any matters identified in connection with the independent auditors’ review of interim financial information which are required to be discussed by applicable auditing standards.

(d)	Earnings Release. Review the type and presentation of information to be included in the Company’s earnings press releases, as well as financial information and earnings guidance provided by the Company to analysts and rating agencies (which review may be done generally (i.e., discussion of the types of information to be disclosed and type of presentations to be made), and the Committee needs not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance).

Oversight of Financial Reporting Process and Internal Controls

(a)	Review:

(i)	the adequacy and effectiveness of the Company’s accounting and internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics on a regular basis, including the responsibilities, budget, compensation and staffing of the Company’s internal audit function, through inquiry and discussions with the Company’s independent auditors and management;

(ii)	the yearly report prepared by management, and attested to by the Company’s independent auditors, assessing the effectiveness of the Company’s internal control over financial reporting and stating management’s responsibility for establishing and maintaining adequate internal control over financial reporting prior to its inclusion in the Company’s Annual Report on Form 20-F; and

(iii)	the Committee’s level of involvement and interaction with the Company’s internal audit function, including the Committee’s line of authority and role in appointing and compensating employees in the internal audit function;

(b)	Review with the chief executive officer, chief financial officer and independent auditors, periodically, the following:

(i)	all significant deficiencies and material weaknesses, if any, in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and

(ii)	any fraud, if any, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

(c)	Review with management the progress and results of all internal audit projects, and, when deemed necessary or appropriate by the Committee, direct the Company’s chief executive officer to assign additional internal audit projects to the Company’s internal auditing department;

(d)	Receive periodic reports from the Company’s independent auditors, management and the Company’s internal auditing department to assess the impact on the Company of significant accounting or financial reporting developments that may have a bearing on the Company;

(e)	Establish and maintain free and open means of communication between and among the Committee, the Company’s independent auditors, the Company’s internal auditing department and management, including providing such parties with appropriate opportunities to meet separately and privately with the Committee on a periodic basis;

Miscellaneous

(a)	Oversight of Related Party Transactions. Establish and implement policies and procedures for the Committee’s review and approval or disapproval of proposed transactions or courses of dealings with respect to which executive officers or directors of the Company or members of their immediate families have an interest (including all transactions required to be disclosed pursuant to Item 7.B. of Form 20-F). Review the Company’s policies relating to the ethical handling of conflicts of interest. Review policies and procedures with respect to officers’ expense accounts and perquisites, including the use of corporate assets, and consider the results of any review of these policies and procedures by the Company’s independent auditors.

Review and pre-approve (i) any proposed Related Party Transaction (as defined below), and (ii) any services provided by the Company’s independent auditors to the Company’s executive officers or members of their immediate family. In addition, all Related Party Transactions not requiring pre-approval under part (i) or (ii) of this paragraph must be notified promptly to the Committee.

As used herein, the term "Related Party Transaction" refers to transactions or loans between the Company and (a) enterprises that control or are controlled by, or are under common control with, the Company; (b) associates; (c) individuals owning an interest in the voting power of the Company that gives them significant influence over the Company, and close members of any such individual’s family; (d) key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of the Company, including directors and senior management of companies and close members of such individuals’ families; and (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence.

(b)	Risk Management. Discuss with management, internal auditors and the independent auditor of guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company, including the internal auditing department, assess and manage the Company’s exposure to risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

(c)	Regulatory Compliance. Meet periodically with the legal department, and outside counsel when appropriate, to review legal and regulatory matters, including (i) any matters that may have a material impact on the financial statements of the Company and (ii) any matters involving potential or ongoing material violations of law or breaches of fiduciary duty by the Company or any of its directors, officers, employees, or agents or breaches of fiduciary duty to the Company;

(d)	Code of Business Conduct and Ethics. Review the Company’s program to monitor compliance with the Company’s Code of Business Conduct and Ethics (the “Code of Conduct”), and meet periodically with the Company’s Compliance Officer to review the adequacy and effectiveness of the Company’s procedures to ensure proper compliance with the Code of Conduct;

(e)	Procedures for Complaints and Reports of Violation. Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters, and (iii) the receipt, retention and treatment of reports of evidence of a material violation made by attorneys appearing and practicing before the SEC in the representation of the Company or any of its subsidiaries, or reports made by the Company’s chief executive officer or legal department in relation thereto.

(f)	Independent Advisers. Secure independent expert advice to the extent the Committee determines it to be appropriate, including retaining, with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by the Company.

(g)	Hiring Policies. Establish policies regarding the hiring of employees or former employees of the Company’s independent auditors.

(h)	Evaluation of Financial Management. Coordinate with the Compensation Committee on the evaluation of the Company’s financial management personnel.

(i)	Additional Powers. Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

V.	INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Company’s expense, such independent counsel or other consultants or advisers as it deems necessary.

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While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for preparing or certifying the financial statements, for planning or conducting the audit, or for determining whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information and (ii) the accuracy of the financial and other information provided to the Committee absent actual knowledge to the contrary.

Nothing contained in this Charter is intended to create, or should be construed as creating, any responsibility or liability of the members of the Committee, except to the extent otherwise provided under applicable law.

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